UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(585) 724-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Jeffrey J. Clarke

In accordance with the Amended and Restated Employment Agreement, dated as of March 30, 2017 (the “A&R Employment Agreement”), between Eastman Kodak Company (the “Company”) and Jeffrey J. Clarke, the Chief Executive Officer of the Company, the Company and Mr. Clarke mutually agreed to terminate Mr. Clarke’s employment as of February 20, 2019 pursuant to a Separation Agreement and Release by and between the Company and Mr. Clarke (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, Mr. Clarke’s employment terminated on February 20, 2019.

Under the Separation Agreement and as contemplated by the A&R Employment Agreement, in consideration for Mr. Clarke’s release of claims against the Company and its affiliates and his post-employment covenants, including confidentiality, non-competition and non-solicitation provisions, set forth in the Separation Agreement, Mr. Clarke will be entitled to receive: (i) a severance payment equal to two years’ base salary, in the total gross amount of $2,000,000, (ii) accelerated vesting of the next tranche of his stock options that would have vested had he remained employed through such following vesting date, with the total number of shares for which such newly vested options are exercisable being 237,521, (iii) an amount equal to 30 days of current base salary, in the total gross amount of $82,130.44, (iv) unpaid compensation through February 20, 2019, in the total gross amount of $122,647.16, which includes $111,149 in vacation pay that was accrued prior to February 1, 2016, and (v) his Earned Annual Incentive (as defined in the A&R Employment Agreement), if any, for the fiscal year ending December 31, 2018 and his Pro-Rata Annual Incentive, if any, for the fiscal year ending December 31, 2019, in accordance with the terms and conditions of the A&R Employment Agreement.  Mr. Clarke may revoke the Separation Agreement for a period of seven days after February 20, 2019, the date Mr. Clarke executed the Separation Agreement.  The Separation Agreement shall not become effective or enforceable until the eighth day following Mr. Clarke’s execution.

In connection with ending his employment, Mr. Clarke is also resigning in his capacity as a member of the Company’s Board of Directors (the “Board”) and in all capacities as a director, officer, member, manager or partner of the Company and its subsidiaries, effective as of February 20, 2019.

The above summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Appointment of James V. Continenza as Executive Chairman

On February 20, 2019, the Board appointed James V. Continenza as the Company’s Executive Chairman, effective February 20, 2019 (the “Effective Date”).

Mr. Continenza, 56, brings robust experience and a proven track record guiding several leading, innovative technology companies through transformations. Since September 2012, Mr. Continenza has served as the Chairman and Chief Executive Officer of Vivial, Inc., a privately held marketing technology and communications company. He served as the President of STi Prepaid, LLC, a telecommunications company, from June 2010 to February 2011. Mr. Continenza served as Interim Chief Executive Officer of Anchor Glass Container Corp., a leading manufacturer of glass containers, from September 2006 to December 2006. He served as President and Chief Executive Officer of Teligent, Inc., which provides communications services including voice, data, and internet access, from September 2002 to June 2004, served as its Chief Operating Officer from May 2001 to September 2002, and served as its Senior Vice President of Strategic Operations from September 2000 to May 2001. From April 1999 to September 2000, he was the President and Chief Executive Officer of Lucent Technologies Product Finance, a global leader in telecom equipment, and served as its Senior Vice President of Worldwide Sales and Marketing from September 1997 to April 1999. Mr. Continenza served at AT&T from 1991 until September 1997.

In addition to his management experience, Mr. Continenza currently serves on the board of NII Holdings, Inc. (since August 2015), a provider of wireless communication services under the Nextel brandTM in Brazil. Mr. Continenza served on the board of Tembec, Inc., a manufacturer of specialty products, acetates and ethers, from February 2008 to November 2017. He also serves or has served on the boards of a number of private companies.

Executive Chairman Agreement

In connection with Mr. Continenza’s appointment as Executive Chairman of the Company, the Company entered into an executive chairman agreement with Mr. Continenza (the “Executive Chairman Agreement”), pursuant to which Mr. Continenza will serve as Executive Chairman of the Company until February 19, 2021 (or such earlier date upon which Mr. Continenza is removed from or resigns from the Board or Mr. Continenza’s employment terminates in accordance with the terms of the Executive Chairman Agreement).  In connection with his appointment as Executive Chairman, Mr. Continenza has been removed as a member of the Executive Compensation Committee (the “Compensation Committee”) and Nominating and Corporate Governance and Nominating Committee (the “Governance Committee”) of the Board.

Under the Executive Chairman Agreement, Mr. Continenza: (1) will receive an annual base salary in an amount equal to $1,000,000 and (2) will be eligible to participate in the Company’s Executive Compensation for Excellence and Leadership Plan (the “EXCEL Plan”).  Mr. Continenza’s annual target award under the EXCEL Plan will be 75% of his annual base salary.

Pursuant to the terms of the Executive Chairman Agreement, in connection with Mr. Continenza’s appointment as Executive Chairman of the Company, on February 20, 2019, the Compensation Committee granted Mr. Continenza options to purchase 2,050,000 shares of the Company’s common stock (“Options”) under the Eastman Kodak Company 2013 Omnibus Incentive Plan (as amended effective May 22, 2018 and as it may be further amended, the “Plan”)  in four tranches as set forth in the table below.

Tranche	Number of Options	Per Share Exercise Price
Tranche 1	1,150,000	$3.03
Tranche 2	350,000	$4.53
Tranche 3	350,000	$6.03
Tranche 4	200,000	$12.00

The closing price of the Company’s common stock on February 20, 2019 was $3.03 per share.

Each of the foregoing tranches of Options was granted in accordance with the terms and conditions of an award agreement (collectively, the “Award Agreements”) as approved by the Compensation Committee and described below, each on substantially the same terms and conditions.  Pursuant to the Award Agreements, each Option vests as follows: (i) 50% on the grant date (i.e., February 20, 2019) and (ii) the remaining 50% in substantially equal installments on each date that is 3 months, 6 months, 9 months and 12 months following the grant date, subject to Mr. Continenza’s continued employment through each applicable vesting date, except as otherwise expressly provided for in the Executive Chairman Agreement or the applicable Award Agreement (the “Vesting Schedule”).  Pursuant to each Award Agreement and notwithstanding anything in the Award Agreements, the Plan or in the Executive Chairman Agreement to the contrary, upon the consummation of a “change of control” (as defined in the Plan), any outstanding Options that have not become vested in accordance with the Vesting Schedule will immediately become vested, provided Mr. Continenza remains continuously employed by the Company through and including the consummation of such “change of control.” The Options expire at the close of business on the day immediately prior to the seventh anniversary of the grant date, unless sooner forfeited in accordance with the terms and conditions of the applicable Award Agreement or the Plan.

The above summary of the Award Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Award Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

In the event the Company terminates Mr. Continenza’s employment for any reason other than for “cause” (as defined in the Executive Chairman Agreement) prior to the first anniversary of the Effective Date, Mr. Continenza will receive from the Company an amount equal to the remaining base salary that would have been due to Mr. Continenza had his employment not been terminated by the Company for any reason other than for “cause” prior to the first anniversary of the Effective Date, and any of his stock options which are outstanding and unvested as of the date of such termination will become fully vested.  In the event the Company terminates Mr. Continenza’s employment without “cause” after the first anniversary of the Effective Date, Mr. Continenza will be eligible to receive, subject to Mr. Continenza executing, delivering and not revoking a release of claims, (i) an amount, if any, equal to his annual cash incentive award that was forfeited upon termination in respect of the fiscal year in which his termination of employment occurs, pro-rated based upon the number of days from the beginning of such fiscal year through the date his employment terminates, subject to the Company’s achievement of applicable performance goals consistent with the terms of the terms of the EXCEL Plan and (ii) an amount, if any, equal to his annual cash incentive award for the fiscal year ending immediately prior to the year in which his employment is terminated by the Company without “cause” that was forfeited upon such termination, subject to the Company’s achievement of the applicable performance targets consistent with the terms of the EXCEL Plan.

The Executive Chairman Agreement contains terms and provisions related to, non-solicitation of employees and customers and confidential information, customary to similar agreements.

The above summary of the Executive Chairman Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Chairman Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Second Amendment to the Eastman Kodak 2013 Omnibus Incentive Plan

On February 20, 2019, the Compensation Committee adopted a second amendment to the Plan (the “Plan Amendment”).  Section 6.7 of the Plan provides that no Employee (as defined in the Plan) may be granted Options (as defined in the Plan) or Stock Appreciation Rights (as defined in the Plan) covering in excess of 2,000,000 Shares (as defined in the Plan) in any calendar year, subject to adjustment as provided in Article 14 of the Plan.  The Plan Amendment increases such limit in Section 6.7 to 2,500,000 Shares pursuant to the Committee’s authority under Section 15.2 of the Plan.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Appointment of Philippe D. Katz to the Board of Directors

On February 20, 2019, the Board appointed Philippe D. Katz as a director of the Company for a term expiring at the 2019 Annual Meeting of Shareholders.  Mr. Katz was also appointed to serve on the Governance Committee and the Compensation Committee.  Mr. Katz will be eligible to receive compensation for his Board and committee service consistent with that provided to all non-employee directors.  Mr. Katz was appointed by the Board upon the recommendation of the Governance Committee.

Since February 1995, Mr. Katz, age 57, has been a partner of the private investment firm United Equities Commodities Company (“United Equities”), which owns and manages real estate, primarily in New York City, and invests in debt and equity securities.  Mr. Katz is also a director and officer of Momar Corp. since May 2010, a partner of Marneu Holding Company since December 1992, and a director and officer of 111 John Realty Corp. since December 1995, each of which is affiliated with United Equities and Moses Marx, and all of which/whom are holders of the Company’s common stock (collectively, the “United Equities Group”).  Mr. Marx is Mr. Katz’s father-in-law.  In addition, Mr. Katz is a managing member of KF Investors LLC, a position he has held since March 2007. Mr. Katz has served on the board of Berkshire Bancorp, Inc. since June 2013.

Mr. Katz served as an observer to the Board on behalf of the United Equities Group since September 2013 until his election to the Board, pursuant to the terms of the Registration Rights Agreement dated as of September 3, 2013 among the Company and certain of its shareholders.

Except as noted above, Mr. Katz has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.  There are no family relationships between Mr. Katz and any of our directors or executive officers.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

On February 20, 2019, the Company issued a press release announcing Mr. Clarke’s departure from the Company and the appointment of Mr. Continenza, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.     Exhibit

99.1                     Press release issued by Eastman Kodak Company dated February 20, 2019.

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release issued by Eastman Kodak Company dated February 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:	/s/ Roger W. Byrd
Roger W. Byrd
Senior Vice President, General Counsel & Secretary

Date:  February 21, 2019